Exhibit 99.1

432 Park Avenue South, 10th Floor New Yo r k, NY 10016 / (212) 481-3490

1500 Gateway Bo u le va rd , Suite 202 Boynton Beach, FL 33426 / (561) 752-1721

LIGGETT & WEBB, P.A.

September 13, 2018

VIA E-MAIL AND FEDERAL EXPRESS

The Audit Committee and Board of Directors of
MoneyOnMobile, Inc.
c/o Mr. Harold Montgomery Chairman of the Board
500 North Akard Street Suite 2850
Dallas , Texas 75201

Dear Mr. Montgomery:

On September 12, 2018, MoneyOnMobile, Inc. (the "Company") filed with the SEC a Current Reporting on Form 8-K Items 4.01 and 9.01 (the "September 8-K"), reporting that:
(1)on July 21, 2018, RBSM, LLP, the Company' s auditor, ("RBSM"), informed the Company's audit committee (the "AC"), via letter, of allegations of fraud within the Company and its management ;
(2)after an investigation by the AC of the fraudulent allegations , the AC Chairman informed RBSM that " based on the AC's investigation the allegations were likely true," and that fraudulent transactions took place during 2013 to 2017;
(3)the Company' s Board of Directors met on August 29, 2018 and approved a motion and resolution that the " Board approves the report issued by the Audit Committee and approves the Company to file with the
U.S. SEC form 8-K Form 4.02(a) as investors may not fully rely on the Company's previously issued financial statements ," but such Form 8-K Form 4.02(a) has not been filed with the SEC because " Mr. Montgomery in his capacity as Chairman and CEO, and sole member of the Company's Board of Directors had decided to not accept the conclusions reached by the AC prior to their resignation without further investigation by the
Comp any' s senior management of the allegations"; and
(4)on September 4, 2018, RBSM delivered a letter (the " l 0A Letter") to the Company pursuant to Section 10A(b) of the Securities Exchange Act of 1934, as amended, which letter is annexed to the September 8-K as Exhibit 16.1, stating that RBSM had resigned as the auditor of the Company becaus e, among other reasons:
(a)RBSM was not " able to obtain appropriate , sufficient and competent evidential matter . . . to complete [its] audit procedures , specifically in regards to transactions involving the Group 's transactions in India as well as obtaining representations from senior management of the Company' s alleged majority controlled Indian subs idiari es",
(b)during the course of the 2018 audit, which was never completed , RBSM "identified a number of deficiencies including statements by senior accounting department staff in India that they had no record of certain material transactions and that certain accounting entries were fictitious", and
(c)RBSM learned from a "senior member of the accounting and finance department at the Company's Indian subsidiary ... that the subsidiary had recognized and recorded fictitious revenues , understated liabilities and misappropriated assets in prior reporting periods," for which "senior management in the US, India and a statutory audit firm for its Indian subsidiary" were involved, and that the AC stated that these "allegations were likely true."

Exhibit 99.1

RBSM was engaged on March 14, 2018 to audit the consolidated financial statements of the Company for the fiscal year ended March 31, 2018. However, because of the issues noted in the 10A letter , RBSM did not issue the report on the Company's March 31, 2018 consolidated financial statements. RBSM specifically detailed the following three reasons for its resignation as the Company's auditor in its l0A Letter: " (1) the Company' s inability to time ly complete its investigation into alleged falsity of the Group ' s financial records in relation to transactions involving the Indian subsidiaries; (2) the deliberate interference by the management in our audit process; and (3) the threats of litigation which impair our independence. These recent developments undermine our ability to rely on the representations of the management which is an essential element of the audit process." RBSM further stated in its 10A Letter: "The Company should take immediate steps to file a Current Report on SEC Form 8-K disclosing the non-reliance on the Company' s previous financial statements . Note that we [RBSM] decline to be associated with any of the Company' s financial communications from March 14, 2018 to the date of this le tter." The Company has not yet taken any action concerning such non-reliance.
As you are aware, Liggett and Webb P.A. ("L&W") audited and issued audit reports on the financial statements of the Company for the fiscal years ended March 31, 2017, March 31, 2016 , March 31, 2015 and March 31 , 2014 (collectively , the "Financial Statements").
Under applicable SEC Rules and Regulations (including Section 7 of the Securities Act of 1933), the Company is required to obtain the consent of L&W to include its Audit Report on the Financial Statements in any filings or transactions requiring the disclosure of historical financial information. L&W has not undertaken its own investigation into the allegations of fraud made to RBSM and investigated by the Company' s AC. Nevertheless, the allegations of fraudulent financial reporting made to RBSM - which the Company' s AC concluded are "likely true" - encompassed the periods that were the subject of L&W's audit reports on the Financial Statements. Thus, the circumstances that led to RBSM's issuance of the 10A Letter and its decision to withdraw from the engagement by the Company, including the scope of the alleged fraud and the inability to rely on representations of management, are applicable to the Company's previous Financial Statements audited by L&W.
Based on the foregoing, we have concluded that L&W must withdraw its audit opinions on each of the Financial Statements. L&W further declines to be associated with any of the Company ' s financial communications or financial statements during the periods that L&W was engaged by the Company. The Company should take immediate steps to file a Current Report on SEC Form 8-K disclosing that the Company's previous Financial Statements, and L&W' s reports thereon, as well as any other financial statements or financial information issued by the Company during the periods of L&W's engagements, should not be relied upon.
We hereby consent to a copy of this letter being supplied to the Securities and Exchange Commission (" SEC") and the succeeding auditor to be appointed.
If you have any questions, please direct them to our counsel, John H. Eickemeyer, Esq., at Vedder Price P.C., (212) 407-7760 or jeickemeyer@vedderprice.com.

Very Truly Yours,

/s/ LIGGETT & WEBB, P.A.